Exhibit 10.13
                              MANAGEMENT AGREEMENT

      This Management Agreement (the "Agreement") dated as of the 22nd day of August, 1997 and executed by and between Roberts Broadcasting of Salt Lake City, L.L.C. ("Permittee"), a limited liability company formed under the laws of the State of Delaware, and ACME Television of Utah, L.L.C. ("Manager"), a limited liability company formed under the laws of the State of Delaware.

                                 WITNESSETH THAT

         WHEREAS, Permittee holds a construction permit (the "CP") from the Federal Communications Commission ("FCC") for KZAR-TV in Provo, Utah (the "Station"); and

         WHEREAS, Permittee's members and Manager's parent company have entered into a certain Membership Exchange Agreement dated this same date (the "Exchange Agreement") under which such parent company is to acquire a minority membership interest in Permittee from such members;

         WHEREAS, Permittee's members and Manager's parent company propose to enter into a certain option agreement (the "Option Agreement") which would enable Manager's parent to acquire the majority ownership interest in Permittee at some future date; and

         WHEREAS, pending the execution and consummation of the Option Agreement, Permittee is desirous of securing Manager's services in the construction and operation of the Station, all subject to the terms and conditions of this Agreement; and

         WHEREAS, Manager is prepared to provide various services to Permittee for the construction and operation of the Station, all subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in light of the foregoing and the mutual promises and covenants contained herein, the parties hereby agree as set out herein.

                 ARTICLE I: PROVISION OF MANAGEMENT SERVICES

SECTION 1.1.      MANAGER'S CONSTRUCTION AND MANAGEMENT OF STATION FACILITIES

         (a) Upon execution of this Agreement, Manager shall assume sole responsibility for the financial and other obligations of Permittee under those contracts (the

"Contracts") which Permittee has executed as part of its effort to construct the Station and true copies of which are annexed hereto in SCHEDULE 1. Permittee shall have the sole responsibility for obtaining any third party consents required to make the aforesaid assumption effective.

         (b) Manager shall have the option, subject to approval by Permittee, to enter into other contracts and to take such other actions as may be necessary to complete construction of the Station in a timely manner and in accordance with the terms of the CP. Manager shall be solely responsible for any and all financial obligations imposed by any such contracts.

         (c) On the date of closing under the Exchange Agreement, Manager shall reimburse Permittee for all out of pocket costs and expenses incurred by Permittee prior to the date hereof in connection with the construction of the Station, and identified in SCHEDULE 2 HERETO including, without limitation, the purchase price for the CP, the purchase price or lease payments for any real or intangible personal property of the Station, all engineering and legal expenses, and payments under contracts. The amount to be reimbursed hereunder shall in no event exceed One Million Dollars ($1,000,000).

         (d) Subject to supervision and control by the Permittee, Manager shall complete the construction of the Station at Manager's sole cost and expense. Such work shall commence promptly following the execution hereof and shall be completed as promptly as reasonably possible. Manager shall provide Permittee with construction progress reports in reasonable detail on a monthly basis. Manager shall be responsible to Permittee for acts of Manager's employees, contractors, subcontractors and other persons performing any of the construction. Manager warrants that the construction will be of good quality free of any material defect and that the construction shall comply in all material respects with all applicable laws, rules and regulations. Manager shall maintain insurance to protect Manager and Permittee against claims arising from such construction, including personal injury, death, property damage, workers compensation, and builders risk to the extent such claims are based on acts or omissions occurring after the date hereof and provide Permittee with evidence of such insurance coverage from financially sound companieS IN amounts normally and reasonably carried by similar carriers.

         (e) Upon completion of construction, Manager shall have the right and obligation to manage the Station facilities for 168 hours per week to enable Permittee to comply with applicable law and to fulfill its obligations under the Communications Act of 1934, as amended (the "Act"), as well as the rules and policies of the FCC. As part of its responsibilities, Manager will arrange for programming to be broadcast on the Station for the entire 168-hour weekly period (subject to any diminution under this Agreement) and

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otherwise   manage   Station    operations   under   Permittee's    supervision.
Notwithstanding the foregoing, the Permittee may designate such additional time as it may require without any adjustment of the monthly reimbursement of expenses to be paid to Permittee hereunder for broadcast of programming necessary for the Station to broadcast news, public affairs, children's, religious and non-entertainment programming as required by the FCC. At Manager's option, the programming may originate either from Permittee's studios or from other points. In the event of a termination of this Agreement without a Closing (as defined below), Manager will use reasonable efforts to terminate all programming obligations created by Manager hereunder.


SECTION 1.2.      TERM OF AGREEMENT

         The term of this Agreement (the "Term") shall commence one business day after the date of this Agreement (the "Effective Date") and expire on the earlier of (a) the date of the consummation (the "Closing") of the Purchase Agreement (as defined in the Option Agreement), (b) sixty (60) months after the issuance of a license by the FCC to cover the CP, or (c) the termination of this Agreement under Article IV hereof, provided, that certain provisions of this Agreement shall survive such termination and continue in effect beyond the Term, as more specifically provided below.

SECTION 1.3.      QUALITY AND NATURE OF PROGRAMMING

         (a) Any and all programming provided or arranged by Manager under this Agreement shall be in accordance with the Act and the rules and policies of the FCC. All advertising messages and promotional material or announcements shall comply with all applicable federal, state and local laws, regulations and policies.

         (b) The Permittee may, in the exercise of its discretion, refuse to broadcast any program which the Permittee deems to be inconsistent with subsection (a) of this section or Permittee's obligations under the Act or FCC rules or policies.

         (c) Manager agrees to display the ratings of all applicable programs broadcast on the Station. Permittee retains the right to change any rating that, in its discretion, is determined to be inappropriate.

SECTION 1.3.      OPERATION AND MAINTENANCE OF STATION FACILITIES

         (a) The Manager shall, subject to the terms of this Agreement, assume responsibility for all reasonable expenses incurred by Permittee in the construction or operation of the Station subsequent to the Effective Date, including but not limited to

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salaries,  lease  payments  for  studios  and  broadcast  equipment,  utilities, insurance and other routine expenses and repairs (unless the expense or repair does not involve a routine matter and is caused by the willful misconduct or negligence of Permittee, its employees or agents). All expenses submitted by Permittee for reimbursement are subject to verification by Manager.

         (b) On the Effective Date, and on the 15th day of each month after the Effective Date, Permittee shall provide Manager with an itemized budget of expenses expected in the following 30-day period. Manager shall approve all expenses in each such budget which are reasonable for the construction and operation of the Station. Manager shall thereafter pay such approved expenses in a timely fashion (unless Manager disputes any expense, in which case the undisputed expenses will be paid and the disputed expense will remain unpaid until the dispute is resolved by Permittee and Manager).

SECTION 1.15.     HANDLING OF MAIL

         Except as required to comply with the Act or FCC rules and policies, including those regarding the maintenance of the public inspection file (which shall at all times remain the responsibility of the Permittee), the Permittee shall not be required to receive or handle mail, faxes, or telephone messages in connection with programming provided by Manager unless the Permittee, at the request of Manager, has agreed in writing to do so. Notwithstanding anything herein to the contrary, Manager shall provide the Permittee with copies of any mail, fax, or telephone message concerning the programming furnished or arranged by Manager under this Agreement to permit Permittee to place copies thereof in the Station's public inspection file if required by applicable law, rule, or policy.

SECTION 1.16.     STAFFING REQUIREMENTS AND EXPENSES

         (a) The Permittee shall, to the extent required by applicable law or policy, maintain a main studio within the Station's principal community and have it staffed as required by FCC rules and policies. The Permittee shall be responsible for the payment of salaries, taxes, insurance and related costs of Station personnel, including managerial staff, at such main studio, subject to any reimbursement by Manager as provided under Section 1.4 of this Agreement.

         (b) Manager may establish, staff and maintain a remote control point for the Station, subject to the control and oversight of the Permittee, provided, that Permittee shall retain the right to preempt Manager's programming from that remote point. Manager shall be responsible for the payment of (i) all telephone calls associated with program production and listener responses, (ii) any fees billed by ASCAP, BMI and

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SESAC, and (iii) all other copyright fees  attributable to programming  provided by Manager under this Agreement.

SECTION 1.7.      OPERATION OF STATION

        (a) Notwithstanding anything herein to the contrary, the Permittee shall retain exclusive authority for the construction and operation of the Station, including, without limitation, the right (i) to accept or reject any contract for the provision of goods and services in the construction of the Station, (ii) to accept or reject any programming or advertisements proffered by Manager,
(iii) to cancel or preempt any programming proffered by Manager if the broadcast of such program(s) would, in the Permittee's opinion, not be in the public interest, (iv) to substitute for any program proffered by Manager a program deemed by the Permittee to be of greater national, regional or local interest,
(v) to require that time sales by Manager to political candidates comply with law and policy regarding access, charges and equal opportunities, and (vi) to take any other action which the Permittee deems necessary for compliance with federal, state and local laws, including the Act and the rules and policies of the FCC. Station personnel shall report and be accountable solely to the Permittee. When they use Permittee's facilities, Manager's personnel shall be under the ultimate direction, control and supervision of the Permittee's general manager.

         (b) The Permittee will use its best efforts to provide Manager with reasonable prior notice of any intention to cancel or preempt any programming proffered by Manager.

         (c) Permittee shall be solely responsible for the Station's compliance with the Act as well as FCC rules and policies. Manager shall provide information to the Permittee with respect to Manager's programs to assist the Permittee in assessing the extent to which such programming is responsive to the needs and interests of the Station's service area and to enable the Permittee to provide information required by the FCC and other governmental entities, including but not limited to (i) a quarterly list of community issues and responsive programming and (ii) a description of programming intended to satisfy the Permittee's obligations under the CHILDREN'S TELEVISION ACT OF 1990.

         (d) Manager shall have no responsibility for Permittee's federal, state or local income taxes, regardless of when paid or payable by Permittee.

         (e) Manager shall have the authority, subject to Permittee's final approval and in compliance with Permittee policies and all applicable laws, to hire such personnel as Manager shall deem necessary for the construction and operation of the Station.

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SECTION 1.8.      STATION IDENTIFICATION

         The Permittee shall be responsible for the broadcast of all required Station announcements and all visual or oral notices or rating symbols under
Section 1.3(c). Manager shall make available to Permittee, without charge, such announcements for such purpose as requested by Permittee and shall air such announcements during the programming supplied by Manager.

SECTION 1.9.      FORCE MAJEURE

         No breach of this Agreement shall be deemed to occur if circumstances beyond the control of the Permittee or Manager cause any (a) damage or malfunction in the Station's transmission facilities or (b) delay or interruption in the broadcast of programs; provided that the occurrence of any Force Majeur shall not excuse Manager from making the payments required to be made by Manager under Section 1.4.

SECTION 1.10.     RIGHT TO USE THE PROGRAMS

        Subject to Section 1.1 of this Agreement, the right to use the Manager's programming and to authorize its use in any manner in any media whatsoever shall be, and remain, vested in Manager. In the event of a termination of this Agreement without a Closing of the Option Agreement, Manager will assist Permittee in an orderly transition of programming.

SECTION 1.11.     PAYOLA

         Neither Manager nor its employees or designated agents shall accept any consideration, compensation gift or gratuity of any kind, regardless of its value or form, including but not limited to a commission, discount, bonus, material, supplies or other merchandise, services or labor whether or not pursuant to written contract or agreement between Manager and merchants or advertisers, unless the payer is identified in the program in accordance with the Act and FCC rules and policies. Manager shall provide the Permittee with an appropriate affidavit within 60 days of the Effective Date of this Agreement and thereafter on an annual basis, and more frequently if reasonably requested by Permittee, attesting to its compliance with this section.

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

SECTION 1.12.     COMPLIANCE WITH LAW

         Manager shall comply with all laws, rules, regulations and policies applicable to Manager's performance under this Agreement or to which the Permittee is subject in the construction or operation of the Station.

                           ARTICLE II: MANAGEMENT FEES

         In consideration for the services to be rendered hereunder, Manager shall retain any and all accounts receivable generated by the sale of time on the Station.

                 ARTICLE III: REPRESENTATIONS AND WARRANTIES

SECTION 3.1.      MUTUAL REPRESENTATIONS AND WARRANTIES

         Each party represents and warrants to the other that it is legally qualified, duly empowered and expressly authorized to enter into this Agreement and that the execution, delivery and performance of this Agreement shall not constitute a breach or violation of (1) its certificate, operating agreement or other organizational documents or (2) any agreement, contract or other obligation to which either party is subject or by which it is bound.


SECTION 3.2.      PERMITTEE'S REPRESENTATIONS AND WARRANTIES

         Permittee represents and warrants to Manager (a) that Permittee holds the CP for the Station, (b) that the CP is in full force and effect, unimpaired by any acts or omissions of Permittee or its agents, (c) that there is not now pending or, to Permittee's knowledge, threatened any action by or before the FCC or any court to revoke, cancel, suspend, refuse to extend or modify adversely the CP, (d) that, as of the date of this Agreement, no event has occurred that does justify or, after notice or lapse of time or both, would justify the revocation, cancellation or adverse modification of the CP, (e) that Permittee is not in material violation of any statute, ordinance, rule, regulation, policy, order or decree of any federal, state, or local governmental entity, court or authority having jurisdiction over it or over any part of the construction or operation of the Station, (f) that Permittee will not dispose of, transfer, assign or pledge any Permittee's assets except with the prior written consent of Manager and (g) that Permittee will provide Manager with immediate notice of the breach or anticipated breach of any of the foregoing

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representations,  and  Manager  shall  have the  unilateral  right,  but not the obligation, to cure any anticipated or actual breach without prejudice to any of Manager's rights or remedies under this Agreement.

SECTION 3.3.      MANAGER'S REPRESENTATIONS AND WARRANTIES

         Manager represents and warrants to Permittee that Manager is not in material violation of any statute, ordinance, rule, regulation, policy, order or decree of any federal, state or local governmental entity, court or authority having jurisdiction over it or over any part of its operation or assets.

SECTION 3.4.      INDEMNIFICATION

         Each party shall defend, indemnify and hold harmless the other party and its partners, members, officers, stockholders, directors, employees, agents, successors and assigns, from and against any and all costs, losses, claims, liabilities, fines, expenses, penalties, and damages (including reasonable attorney's fees) in connection with or resulting from (a) any breach or default by the indemnifying party under this Agreement or (b) any claim of any nature whatsoever made with respect to programming supplied by the indemnifying party, including without limitation, any liability for any fines imposed by the FCC as a result of programming supplied by the indemnifying party, or any claim or liability resulting from any alleged libel, invasion of privacy or defamation by the indemnifying party.


                             ARTICLE IV: TERMINATION

SECTION 4.1.      EVENT OF DEFAULT

         (a) The following shall, after the expiration of the applicable cure period provided in subsection (b) of this section, constitute an Event of
Default:

         (i) the breach by either party hereto in the observance or performance of any material covenant, condition or undertaking contained herein; or

         (ii) if any material representation or warranty made by either party shall prove to have been or become false or misleading in any material respect.

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         (b) An Event of  Default  shall not be deemed  to have  occurred  until twenty (20) business days after the nondefaulting party has provided the defaulting party with written notice specifying the event or events that, if not cured, would constitute an Event of Default and specifying the action necessary to cure the Event of Default within such period. This period may be extended for a reasonable period of time if the defaulting party is acting in goad faith to cure the default and such default is not materially adverse to the other party.

         (c)      Upon  the   occurrence   of  an  Event   of   Default,   the
nondefaulting party may terminate this Agreement, unless the non-defaulting party is also in default hereunder.

         (d) If this Agreement is terminated because of an Event of Default by Permittee as defined in Section 4.1(a), Permittee shall pay Manager for all Net Losses incurred under this Agreement and paid by Manager through either (i) a reduction in the purchase price to be paid to Permittee by Manager at the Closing of the Option Agreement or (ii) if there is no Closing of the Option Agreement, by payment from Permittee within 90 days of termination of the Option Agreement. Likewise, if closing fails to occur under the Exchange Agreement and Manager's parent company is not in material breach under such Agreement, Permittee shall pay Manager for all Net Losses, with such payment being made within ninety (90) days after termination of the Exchange Agreement. For purposes of this Agreement, "Net Losses" means the extent to which the unreimbursed expenses paid or incurred by Manager under this Agreement exceed the Account Receivables collected or generated (and less than 90 days old) by Manager as Management fees pursuant to Article II of this Agreement.

SECTION 4.2.      MANAGER'S TERMINATION OPTION

        Manager may terminate this Agreement at any time if (a) notwithstanding anything herein to the contrary, the Permittee cancels or preempts programming proffered for broadcast by Manager during ten percent (10%) or more of the total hours of operation of the Station during any calendar month or (b) the Option Agreement is terminated. In the event Manager elects to terminate this Agreement pursuant to this section, notice shall be given to Permittee of such election at least thirty (30) days prior to the termination date.

SECTION 4.3.      TERMINATION UPON GOVERNMENT ACTION

         (a) This Agreement may be terminated under any one of the following circumstances: (i) by Manager, if the FCC revokes, refuses to renew, or fails to extend any FCC authorization for any Station; (ii) by Manager or Permittee, as the case may be, if the FCC or any other governmental agency with jurisdiction over this Agreement issues a Final

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Order  which  requires a  modification  to this  Agreement  which is  materially adverse to Manager or Permittee; or (iii) by Manager or Permittee, if the FCC or any other governmental agency with jurisdiction over this Agreement requires the termination of this Agreement.

         (b) In the event of termination of this Agreement under this section, Permittee shall cooperate with Manager to the extent practicable to enable
Manager to fulfill advertising or other programming contracts for cash compensation then outstanding, in which event the Permittee shall receive such compensation payable to Manager therefor.

                            ARTICLE V: MISCELLANEOUS

SECTION 5.1.      EXPIRATION OF OPTION

         If the Option Agreement expires according to its terms without exercise and without material breach by any party, the Manager and the Permittee shall negotiate in good faith to amend the terms hereof as shall be fair and appropriate in such circumstance; such negotiation shall address (without limiting the generality of the foregoing) modification of the management fee payable hereunder based on comparable arm's-length fees charged in similar circumstances.

SECTION 5.2       INSURANCE

        Permittee shall maintain in full force and effect such insurance policies with responsible and reputable insurance companies or associations covering such risks (including fire and other risks insured against by extended coverage, broadcaster's general liability, including errors and omissions, invasion of privacy, libel and defamation claims, public liability insurance, insurance for claims against personal injury or death or property damage and such other insurance as may be required by law) and in such amounts and on such terms as is conventionally carried by broadcasters operating television stations with facilities comparable to those of the Station. Permittee shall cause Manager to be named as an additional insured thereunder. Any insurance proceeds received by Permittee for damaged Station assets will be used to repair or replace such asset so that the construction and operation of the Station conforms with this Agreement. The premiums for any insurance policies maintained by Permittee shall be included in the expenses subject to reimbursement by Manager under Section 1.4(a) of this Agreement.

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SECTION 5.3.      NOTICES

         All necessary notices, demands, requests and other communications permitted or required under this Agreement shall be in writing and shall be delivered by certified mail-return receipt requested, postage prepaid; by hand; or by overnight courier service, charges prepaid. In each case the communication shall be addressed as follows (or to such other addresses as either party may designate in writing to the other):

If to Manager:          ACME Television of Utah, L.C.C.
                        7125 Bluffstream Court
                        Columbus, Ohio  43235
                        Attention:  Douglas Gealy, President

With copies to:         Dickstein Shapiro Morin & Oshinsky LLP
                        2101 L Street, NW
                        Washington, DC 20037
                        Attention:  Lewis J. Paper, Esquire

If to Permittee:        Roberts Broadcasting of Salt Lake City, L.L.C.
                        Suite 300
                        1400 No. Kingshighway
                        St. Louis, MO  63113
                        Attention: Michael Roberts, Managing Member

With a Copy to:         Dow, Lohnes & Albertston, P.L.L.C.
                        1200 New Hampshire Avenue, NW
                        Washington, DC 20036
                        Attention: John R. Feore, Jr., Esquire

                                       and

                        Armstrong, Teasdale, Schlafly & Davis
                        One Metropolitan Square, Suite 2600
                        St. Louis, MO 63102
                        Attention: Joseph S. von Kaenel, Esq.

Such communications shall be effective upon delivery.

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SECTION 5.4.      WAIVER

         No waiver of any provision of this Agreement shall be effective unless in writing. Such waiver shall be effective only in the specific instance and for the purpose for which given.

SECTION 5.5.      CONSTRUCTION

         This Agreement shall be construed in accordance with the laws of the State of Utah without regard to conflict of laws provisions.

SECTION 5.6.      HEADINGS

         The headings contained in this Agreement are included for convenience only and no heading shall alter the meaning of any provision.

SECTION 5.7.      ASSIGNMENT

         This Agreement may not be assigned by Permittee without the prior written consent of the Manager. Manager may not assign its rights and obligations under this Agreement except to any affiliated person of Manager: provided, that no such assignment shall relieve Manager of its obligations hereunder. An "affiliated person" of Manager shall mean a person or entity in control of, controlled by or under common control with Manager.

SECTION 5.8.      COUNTERPART SIGNATURE

         This Agreement may be signed in one or more counterparts, and all counterparts shall be deemed to be one and the same document.

SECTION 5.9.      ENTIRE AGREEMENT

         This Agreement embodies the entire agreement between the parties concerning the construction and operation of the Station and supersedes any and all prior and contemporaneous agreements and understandings, oral or written. No amendment of this Agreement shall be valid unless embodied in a document executed by both parties.

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SECTION 5.10.     NO PARTNERSHIP OR JOINT VENTURE CREATED

         Nothing in this Agreement shall be construed to make the Permittee and Manager partners or part of a joint venture or to vest any rights in any third party.

SECTION 5.11.     SEVERABILITY OF PROVISIONS

         In the event any provision contained in this Agreement is held to be invalid, illegal or unenforceable by the FCC or any court of competent jurisdiction, such holdings shall not affect any other provision hereof, and this Agreement shall be construed as if such valid, illegal or unenforceable provision had not be contained herein.

SECTION 5.12.     LITIGATION PROCEDURES AND EXPENSES

         If either party initiates a lawsuit or other formal action to enforce its rights hereunder, the prevailing party shall be reimbursed by the other party for all reasonable expenses incurred thereby, including reasonable attorney fees.

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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first written above.

                                       ACME TELEVISION OF UTAH, L.L.C.



                                       By: /s/Douglas E. Gealy
                                           ------------------------------
                                           Douglas E. Gealy, President


                                       ROBERTS BROADCASTING OF SALT LAKE
                                       CITY, L.L.C.



                                       By:/s/Michael V. Roberts
                                          -------------------------------
                                          Michael V. Roberts, Managing Member

                                   Schedule 1

                                ASSUMED CONTRACTS

      NONE

                                   SCHEDULE 2

                              CONSTRUCTION EXPENSES


                                       16